Exhibit 16.1

May 25, 2006

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Commissioners:

We have read Toreador Resources Corporation’s statements included under Item 4.01 of its Form 8-K for May 15, 2006, and we agree with such statements concerning our Firm.

/s/ Hein & Associates LLP

*******

14755 Preston Rd., Suite 320

Dallas, Texas 75254

Phone: 972-458-2296

Fax: 972-788-4943

www.heincpa.com